Exhibit 99.1
       170 N. Radnor-Chester Road, Suite 300, Radnor, PA 19087  484-598-2400

For further information contact:

Company:	Lona Cornish
PolyMedix, Inc.
484-598-2340
lcornish@polymedix.com

Investors:	Erika Moran
emoran@investorrelationsgroup.com

Media:
Steven Melfi
smelfi@investorrelationsgroup.com
The Investor Relations Group 212-825-3210
PolyMedix Appoints Two New Directors
Dr. Richard Bank and Dr. Stefan Loren
Join the Board of Directors
Radnor, PA (July 24, 2008) – PolyMedix Inc. (OTC BB: PYMX, http://polymedix.com), an emerging biotechnology company developing acute care therapeutic drug products for infectious diseases and cardiovascular disorders, has elected Dr. Richard Bank and Dr. Stefan Loren to the Board of Directors.
Dr. Bank has served as Senior Portfolio Manager, Managing Director, and Senior Vice President of the Liberty View Health Sciences Fund, a division of Liberty View Capital Management, a Lehman Brothers company. Dr. Bank founded First-Tier Biotechnology Partners in 1995. He was President, Managing Director, and Portfolio Manager of First-Tier Partners, a dedicated Life Science hedge fund, which was subsequently acquired by Lehman Brothers in 2004. From 1998 to 1999 he was Senior Equity analyst and Director of Biotechnology at SBC Warburg Dillon Read (UBS). He has also been the President and Secretary of BioVest Health Sciences, Inc. since its inception in 1996. Dr. Bank has also served as President and Secretary of Biomedical Sciences, Inc. Dr. Bank is Clinical Professor Emeritus in the Department of Obstetrics and Gynecology at the University of Southern California School of Medicine, where he has been on the active faculty for the last thirty years. Dr. Bank received his B.S. from Washington & Lee University and his M.D. from Finch University of Health Sciences, the Chicago Medical School.
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PolyMedix Appoints Two Board Members
July 28, 2008

Dr. Loren is an industry consultant with Westwicke Partners in Baltimore. Over the past fifteen years he has worked in financial services as a Senior Research Analyst at Perceptive Life Sciences in New York, Senior Equity Research Analyst at MTBIA in Baltimore, and Managing Director and Equity Research Analyst at Legg Mason in Baltimore. Prior to working in the financial industry Dr. Loren worked as a Research Chemist at Abbott Laboratories, and a Research Fellow at the Scripps Institute. Dr. Loren received a Ph.D. in organic/pharmaceutical chemistry from the University of California at Berkeley, and a B.A. from the University of California at San Diego.
“I greatly appreciate Dr. Bank and Dr. Loren being willing to share their time and expertise with PolyMedix. It is a great privilege for any company to have such renowned and highly qualified pharmaceutical industry experts on its Board,” said Nicholas Landekic, President and CEO of PolyMedix. “I look forward to working closely with them in the future as we build our company.”
About PolyMedix, Inc.
PolyMedix is a publicly traded biotechnology company focused on the development of novel drugs and biomaterials for the treatment of infectious diseases and acute cardiovascular disorders. PolyMedix’s compounds are based on biomimetics: non-peptide small molecule drugs that mimic the activity of proteins. The Company’s antibiotic compounds, including PMX-30063 – small molecule mimetics of human host-defense proteins - have a completely different mechanism of action from current antibiotic drugs, a mechanism which is intended to make bacterial resistance unlikely to develop. These compounds are being developed as rapidly acting antibiotics for serious systemic and local infections. The Company plans to continue the development of polymeric formulations as antimicrobial biomaterials, which can be used as additives to paints, plastics, and textiles to create self-sterilizing products and surfaces. The Company’s heptagonist compounds, including PMX-60056, reverse the activity of both heparin and Low Molecular Weight Heparins, with the goal of developing an antagonist drug that is safer and easier to use than currently approved therapy. For more information, please visit PolyMedix on its website at www.polymedix.com.
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This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and that could cause PolyMedix’s actual results and experience to differ materially from anticipated results and expectations expressed in these forward looking statements.  PolyMedix has in some cases identified forward-looking statements by using words such as “anticipates,” “believes,” “hopes,” “estimates,” “looks,” “expects,” “plans,” “intends” and similar expression.. Among other things, there can be no assurance that PolyMedix’s compounds will enter or successfully complete clinical testing or be granted regulatory approval to be sold and marketed in the Unites States or elsewhere.  A more complete description of these risks, uncertainties and assumptions is included in PolyMedix’s filings with the Securities and Exchange Commission.  You should not place undue reliance on any forward-looking statements.  PolyMedix undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.